Exhibit 99.3

Schedule II
Newell Rubbermaid Inc. and subsidiaries
Valuation and Qualifying Accounts

(in millions)	Balance at Beginning of Period	Provision	Charges to Other Accounts	Write-offs (1)	Balance at End of Period
Reserve for Doubtful Accounts and Cash Discounts:
Year ended December 31, 2011	$43.0	$63.7	$(0.3)	$(70.4)	$36.0
Year ended December 31, 2010	42.2	70.4	(1.0)	(68.6)	43.0
Year ended December 31, 2009	40.6	70.1	0.9	(69.4)	42.2
(1) Represents accounts written off during the year and cash discounts taken by customers.

(in millions)	Balance at Beginning of Period	Net Provision	Other	Write-offs/ Dispositions	Balance at End of Period
Inventory Reserves (including excess, obsolescence and shrink reserves):
Year ended December 31, 2011	$70.7	$26.9	$(0.4)	$(37.9)	$59.3
Year ended December 31, 2010	102.1	18.4	(0.9)	(48.9)	70.7
Year ended December 31, 2009	101.9	57.0	1.6	(58.4)	102.1